Exhibit 10.8

REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT, dated as of February 21, 2008 (this “Agreement”), is by and between INTEGRATED BIOPHARMA, INC., a Delaware corporation (the “Company”), and CD FINANCIAL, LLC, a Florida limited liability company (“Investor”).

     The Company has agreed, on the terms and subject to the conditions set forth in the Securities Purchase Agreement, dated as of the date hereof (the “Securities Purchase Agreement”), between the Company and Investor, to issue and sell to Investor shares of the Company’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”), which are convertible into shares of the Company’s common stock, par value $.002 per share (“Common Stock”).

     In order to induce Investor to enter into the Securities Purchase Agreement, the Company has agreed to provide certain registration rights with respect to the resale of the shares of Common Stock that are issuable to Investor under the Securities Purchase Agreement or upon the conversion or maturity date of the Series C Preferred Stock.

     In consideration of Investor entering into the Securities Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     DEFINITIONS.

(a)     Defined Terms. When used herein, the terms below shall have the respective meanings indicated:

“Common Stock” has the meaning set forth in the recitals to this Agreement.

“Company” has the meaning set forth in the preamble to this Agreement.

“Conversion Price” has the meaning given to such term in the Certificate.

“Effective Date” means the date on which the Registration Statement is declared effective by the Commission.

“Filing Date” means the date on which the Registration Statement is filed with the Commission.

“Filing Deadline” means thirty (30) days from the Closing Date.

“Holder” means any Person owning or having the right to acquire any Registrable Securities.

“Investor” has the meaning set forth in the preamble to this Agreement.

“Market Price” has the meaning given to such term in the Certificate of Designation.

“Registrable Securities” means (i) all of the shares of Common Stock (x) held by the Holders, (y) that are issuable to the Holders under the Securities Purchase Agreement, and (z) that are issuable to the Holders upon the conversion or maturity date of the Series C Preferred Stock or the Note, and (ii) all shares of capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of such shares of Common Stock.

“Registration Deadline” means ninety (90) days after the Closing Date.

“Registration Default Payment Amount” means the greater of (x) $[60,000][two percent (2.0%) of that part of the Purchase Price attributable to the Series C Preferred Stock] and (y) two percent (2.0%) of the product of the Market Price determined as of the date on which such Registration Default Payment Amount is due multiplied by the aggregate number of Registrable Securities.

“Registration Period” has the meaning set forth in Section 2(f) of this Agreement.

“Registration Statement” means a registration statement or statements prepared in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act (“Rule 415”) or any successor rule providing for the offering of securities on a continuous or delayed basis.

“Securities Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

(b)     Terms Defined in Securities Purchase Agreement. Any capitalized term used but not defined herein has the meaning specified in the Securities Purchase Agreement.

(c)     Usage. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.

2.     REGISTRATION.

(a)     Filing of Registration Statement. On or before the Filing Deadline, the Company shall prepare and file with the Commission a Registration Statement on Form S-3 as a “shelf” registration statement under Rule 415 covering the resale of the sum of (i) the shares of Common Stock issued under the Securities Purchase Agreement at Closing, plus (ii) the additional shares of Common Stock issuable under Section 5.7 of the Securities Purchase Agreement, plus (iii) one hundred twenty-five percent (125%) of the number of shares of Common Stock that would then be issuable if all of the Series C Preferred Stock were converted at the Conversion Price then in effect, plus (iv) one hundred twenty-five percent (125%) of the number of shares of Common Stock that would then be issuable if all of the Note were converted at the Conversion Price then in effect. Such Registration Statement shall state, to the extent permitted by Rule 416 under the Securities Act, that it also covers such indeterminate number of additional shares of Common Stock as may become issuable in order to prevent dilution resulting from stock splits, stock dividends or similar events.

(b)     Effectiveness. The Company shall use its best efforts to cause the Registration Statement to become effective as soon as practicable following the filing thereof, but in no event later than the Registration Deadline. The Company shall respond promptly to any and all comments made by the staff of the Commission with respect to a Registration Statement, and shall submit to the Commission, within three (3) Business Days after the Company learns that no review of such Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments on such Registration Statement, as the case may be, a request for acceleration of the effectiveness of such Registration Statement as soon as possible after the submission of such request.

(c)     Registration Default. If (i) the Registration Statement is not filed on or before the Filing Deadline or declared effective by the Commission on or before the Registration Deadline, (ii) after a Registration Statement has been declared effective by the Commission, sales of Registrable Securities (other than such Registrable Securities as are then freely saleable pursuant to Rule 144(k)) cannot be made by a Holder under a Registration Statement for any reason not within the exclusive control of such Holder or (iii) an amendment or supplement to a Registration Statement, or a new registration statement, required to be filed pursuant to the terms of Section 3(i), is not filed on or before the date required thereby (each of the foregoing clauses (i), (ii) and (iii) being referred to herein as a “Registration Default”), the Company shall pay each Holder an amount of cash equal to such Holder’s pro rata share (based on the number of Registrable Securities then held by or issuable to such Holder) of the Registration Default Payment Amount and, for each thirty (30) day period thereafter that such Registration Default remains uncured, an additional cash payment equal the Registration Default Payment Amount (pro rated for any period of less than thirty (30) days). The first payment required to be made by the Company under this Section 2(c) shall be made within five (5) Business Days following the date on which a Registration Default first occurs and subsequent payments shall be made on the earlier of (A) the last day of each thirty (30) day period in which such Registration Default is continuing and (B) the date on which such Registration Default is cured (or, if any such day is not a Business Day, on the Business Day immediately following such day). Any such payment shall be in addition to any other remedies available to each Holder at law or in equity, whether pursuant to the terms hereof or otherwise.

(d)     Allocation of Registered Shares. The initial number of the Registrable Securities included in any Registration Statement and each increase in the number thereof included therein shall be allocated pro rata among the Holders (based on the number of Registrable Securities then held by or issuable to each Holder) at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the Commission. In the event that a Holder sells or otherwise transfers any of such Holder’s Registrable Securities, each transferee shall be allocated the portion of the then remaining number of Registrable Securities included in such Registration Statement and allocable to such Holder.

(e)     Registration of Other Securities. During the period beginning on the date hereof and ending on the Effective Date, the Company shall refrain from filing any registration statement (other than (i) a Registration Statement filed hereunder or (ii) a registration statement on Form S-8 with respect to stock option plans and agreements and stock plans currently in effect and disclosed in the Securities Purchase Agreement or the schedules thereto). In no event shall the Company include any securities other than Registrable Securities on any Registration Statement filed by the Company on behalf of the Holders pursuant to the terms hereof; provided, however, the Company may include the shares of Common Stock and shares of Common Stock into which the Series C Preferred Stock held beneficially by Imperium may be converted.

(f)     Registration Period. The Company will maintain the effectiveness of each Registration Statement filed pursuant to this Agreement until the earlier to occur of (i) the date on which all of the Registrable Securities eligible for resale thereunder have been publicly sold pursuant to the Registration Statement or Rule 144, and (ii) the date on which all of the Registrable Securities remaining to be sold under such Registration Statement (in the reasonable opinion of counsel to the Company) may be immediately sold to the public under Rule 144(k) under the Securities Act or any successor provision (the period beginning on the Registration Deadline and ending on the earliest to occur of clause (i) or (ii) above being referred to herein as the “Registration Period”) or until such later date as the Company shall determine.

3.     ADDITIONAL COVENANTS OF THE COMPANY.

     In addition to performing its obligations hereunder, including, without limitation, those pursuant to Section 2 above, the Company shall, with respect to each Registration Statement:

(a)     prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act or to maintain the effectiveness of such Registration Statement during the Registration Period, or as may be reasonably requested by a Holder in order to incorporate information concerning such Holder or such Holder’s intended method of distribution;

(b)     as soon as practicable following the Closing, take all steps necessary and otherwise use its best efforts to secure the listing on the Principal Market of the Registrable Securities, and at any Holder’s request, provide such Holder with reasonable evidence thereof;

(c)     so long as a Registration Statement is effective covering the resale of the applicable Registrable Securities owned by a Holder, furnish to each Holder such number of copies of the prospectus included in such Registration Statement, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of such Holder’s Registrable Securities;

(d)     use commercially reasonable efforts to register or qualify the Registrable Securities under the securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested from time to time by a Holder, and do any and all other acts or things which may reasonably be necessary or advisable to enable such Holder to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;

(e)     notify each Holder immediately after becoming aware of the occurrence of any event (but shall not, without the prior written consent of such Holder, disclose to such Holder any facts or circumstances constituting material non-public information) as a result of which the prospectus included in such Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and as promptly as practicable prepare and file with the Commission and furnish to each Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(f)     use commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of such Registration Statement and, if such an order is issued, to use commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible time and to notify each Holder in writing of the issuance of such order and the resolution thereof;

(g)     furnish to each Holder, on the date that such Registration Statement, or any successor registration statement, becomes effective, a letter, dated such date, signed by outside counsel to the Company and addressed to such Holder, confirming such effectiveness and, to the knowledge of such counsel, the absence of any stop order;

(h)     permit counsel for each Holder to review such Registration Statement and all amendments and supplements thereto, and any comments made by the staff of the Commission and the Company’s responses thereto, within three (3) Business Days prior to the filing thereof with the Commission (or, in the case of comments made by the staff of the Commission, within a reasonable period of time following the receipt thereof by the Company); and

(i)     subject to Section 2(f), in the event that, at any time, the number of shares available under the Registration Statement is insufficient to cover the sum of (i) the shares of Common Stock issued under the Securities Purchase Agreement at Closing, plus (ii) the additional shares of Common Stock issuable under Section 5.7 of the Securities Purchase Agreement, plus (iii) one hundred twenty five percent (125%) of the number of shares of Common Stock that would then be issuable if all of the Series C Preferred Stock were converted at the Conversion Price then in effect, plus (iv) one hundred twenty-five percent (125%) of the number of shares of Common Stock that would then be issuable if all of the Note were converted at the Conversion Price then in effect, the Company shall promptly amend such Registration Statement or file a new registration statement, in any event as soon as practicable, but not later than the tenth (10th) day following notice from a Holder of the occurrence of such event, so that such Registration Statement or such new registration statement, or both, covers no less than the sum of (i) the shares of Common Stock issued under the Securities Purchase Agreement at Closing, plus (ii) the additional shares of Common Stock issuable under Section 5.7 of the Securities Purchase Agreement, plus (iii) one hundred fifty percent (150%) of the number of shares of Common Stock that would then be issuable if all of the Series C Preferred Stock were converted at the Conversion Price then in effect, plus (iv) one hundred fifty percent (150%) of the number of shares of Common Stock that would then be issuable if all of the Note were converted at the Conversion Price then in effect. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. Any Registration Statement filed pursuant to this Section 3(i) shall state that, to the extent permitted by Rule 416 under the Securities Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable in order to prevent dilution resulting from stock splits, stock dividends or similar events. Unless and until such amendment or new Registration Statement becomes effective, each Holder shall have the rights described in Section 2(c).

4.     OBLIGATIONS OF EACH HOLDER.

     In connection with the registration of Registrable Securities pursuant to a Registration Statement, each Holder shall:

(a)     within three (3) Business Days after receipt of written request from the Company, furnish to the Company in writing such information regarding itself and the intended method of disposition of such Registrable Securities as the Company shall reasonably request in order to effect the registration thereof;

(b)     upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 3(e) or 3(f), immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement as described in such Section 3(e) or withdrawal of the stop order referred to in such Section 3(f), and use commercially reasonable efforts to maintain the confidentiality of such notice and its contents;

(c)     to the extent required by applicable law, deliver a prospectus to the purchaser of such Registrable Securities;

(d)     promptly notify the Company when he has sold all of the Registrable Securities beneficially owned by him; and

(e)     notify the Company in the event that any information supplied by such Holder in writing for inclusion in such Registration Statement or related prospectus contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make such information not misleading in light of the circumstances then existing.
5.     INDEMNIFICATION.

     In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

(a)     The Company shall indemnify and hold harmless each Holder, the officers, directors, employees, agents and representatives of such Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (whether joint or several) (collectively, including reasonable legal expenses or other expenses reasonably incurred in connection with investigating or defending same, “Losses”), insofar as any such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement under which such Registrable Securities were registered, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Subject to the provisions of Section 5(c), the Company will reimburse such Holder, and each such officer, director, employee, agent, representative or controlling person, for any reasonable legal expenses or other out-of-pocket expenses (promptly as such expenses are incurred) by any such entity or person in connection with investigating or defending any Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be obligated to indemnify any person for any Loss to the extent that such Loss arises out of or is based upon (i) any omission to state a material fact required to be stated therein or necessary to make statements therein not misleading that conforms in all material respects to written information furnished by such person expressly for use in such Registration Statement or (ii) a failure of such person to deliver or cause to be delivered the final prospectus contained in the Registration Statement and made available by the Company, if such delivery is required by applicable law.

(b)     Each Holder who is named in such Registration Statement as a selling shareholder, acting severally and not jointly, shall indemnify and hold harmless the Company, the officers, directors, employees, agents and representatives of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any Losses insofar as any such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact stated therein or any omission to state a material fact required to be stated therein or necessary to make statements therein not misleading that conforms in all material respects to written information furnished by such person expressly for use in such Registration Statement. Subject to the provisions of Section 5(c), such Holder will reimburse any reasonable legal or other expenses (promptly as such expenses are incurred) by the Company and any such officer, director, employee, agent, representative, or controlling person, in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that, in no event shall any indemnity under this Section 5(b) exceed the amount of the net proceeds resulting from the sale of Registrable Securities by such Holder under such Registration Statement.

(c)     Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding (including any governmental action or proceeding), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, promptly deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel selected by the indemnifying party and reasonably acceptable to the indemnified party; provided, however, that an indemnified party shall have the right to retain his or its own counsel, with the reasonably incurred fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such action or proceeding. The failure by an indemnified party to notify the indemnifying party within a reasonable time following the commencement of any action or proceeding of which the indemnified party is aware, to the extent materially prejudicial to such indemnifying party’s ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5 with respect to such action or proceeding, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5 or with respect to any other action or proceeding.

(d)     In the event that the indemnity provided in Sections 5(a) or 5(b) is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree, severally and not jointly, to contribute to the aggregate Losses to which the Company or such Holder (or its respective officers, directors, employees, agents, representatives or controlling persons), may be subject in such proportion as is appropriate to reflect the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such Losses; provided, however, that in no case shall such Holder be responsible for any amount in excess of the net proceeds resulting from the sale of Registrable Securities under the Registration Statement. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by such Holder. The Company and each Holder agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 5(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 5(d).

(e)     The obligations of the Company and each Holder under this Section 5 shall survive the completion of any offering or sale of Registrable Securities pursuant to a Registration Statement under this Agreement, or otherwise.

6.     RULE 144 SALES.

     With a view to making available to each Holder the benefits of Rule 144 and any other similar rule or regulation of the Commission that may at any time permit such Holder to sell securities of the Company to the public without registration, the Company agrees to furnish to such Holder, so long as such Holder owns any Registrable Securities, promptly upon written request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144 and the Exchange Act, (ii) to the extent not publicly available through the Commission’s EDGAR database, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the Commission, and (iii) such other information as may be reasonably requested by such Holder in connection with such Holder’s compliance with any rule or regulation of the Commission which permits the selling of any such securities without registration.

7.      MISCELLANEOUS.

(a)     Expenses of Registration. Except as otherwise provided in the Securities Purchase Agreement, all reasonable expenses, other than underwriting discounts and commissions and fees and expenses of counsel and other advisors to each Holder, incurred in connection with the registrations, filings or qualifications described herein, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, the fees and disbursements of counsel for the Company, and the fees and disbursements incurred in connection with the letter described in Section 3(g), shall be borne by the Company.

(b)     Amendment; Waiver. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived except pursuant to a written instrument executed by the Company and the Holders of at least a majority of the Registrable Securities then held by or issuable to all Holders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c)     Notices. Any notice, demand or request required or permitted to be given by the Company or a Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

               If to the Company:

               Integrated BioPharma, Inc.
               225 Long Avenue

               Hillside, New Jersey 07205
               Attn: Chief Executive Officer
               Tel: (973) 926-0816
               Fax: (973) 926-1735

               With a copy (which shall not constitute notice) to:

               Greenberg Traurig, LLP
               200 Park Avenue
               New York, New York 10166
               Attn: Andrew H. Abramowitz
               Tel: (212) 801-9200

Fax: (212) 801-6400

and if to a Holder, to such address for the Holder as provided by such Holder under the Securities Purchase Agreement, or as shall be designated by the Holder in writing to the other parties hereto in accordance with this Section 7(c).

(d)     Assignment. Upon the transfer of any Registrable Securities by a Holder, the rights of such Holder hereunder with respect to such securities so transferred shall be assigned automatically to the transferee thereof, and such transferee shall thereupon be deemed to be a “Holder” for purposes of this Agreement, as long as: (i) the Company is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee, (ii) the transferee agrees in writing with the Company to be bound by all of the provisions hereof, and (iii) such transfer is made in accordance with the applicable law and the requirements of the Securities Purchase Agreement.
(e)     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument. Any executed signature page delivered by facsimile or e-mail transmission shall be binding to the same extent as an original executed signature page, with regard to any agreement subject to the terms hereof or any amendment thereto.

(f)     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

(g)     Holder of Record. A person is deemed to be a Holder whenever such person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.

(h)     Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, superseding all prior agreements and understandings, whether written or oral, between or among the parties hereto.

(i)     Headings. The headings in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

(j)     Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

[Signature Page to Follow]

     IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first-above written.

INTEGRATED BIOPHARMA, INC.

By: /s/ E. Gerald Kay

Name: E. Gerald Kay
Title: Chief Executive Officer

CD FINANCIAL, LLC

By: /s/ William H. Milmoe

Name: William H. Milmoe
Title: Manager

ADDRESS:

3299 NW Second Avenue
Boca Raton, Florida 33431

With a copy (which shall not constitute notice) to:

Muller & Lebensburger
7385 Galloway Road
Suite 200
Miami, Florida 33173
Attention: Charles Muller, Esq.